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                          EXHIBIT 10.23 LEASE AGREEMENT

                                  INTRODUCTION


         This LEASE AGREEMENT is entered into by PARQUES INDUSTRIALES AMISTAD ALIANZAS, S.A. DE C.V., hereinafter referred to as the "LESSOR"; represented by MR. MARCO RAMON AGUIRRE AND MR. JESUS MARIA RAMON AGUIRRE, President and Vice-President of the Corporation, respectively; and G C W MEXICO, S.A. DE C.V., a Mexican Corporation, hereinafter referred to as the "LESSEE", represented by Mr. Edward Kittredge, Chairman of the Board of Directors, in accordance with the following recitals and clauses:

                                    RECITALS:


I.-LESSOR THROUGH ITS REPRESENTATIVES, MESSRRS. MARCO RAMON AGUIRRE AND JESUS MARIA RAMON AGUIRRE, STATES:

         A) That it has executed a promise of purchase and sale agreement with the Coahuila State Government, whereby LESSOR promised to purchase and the Coahuila State Government promised to sell, a tract of land of 36,940.14 square meters (hereinafter referred to as the "Land") located in the City of Matamoros, State of Coahuila, more specifically described in the blueprint attached hereto as Exhibit "A" and forming a part hereof.

         B) That a 74,000 Sq. Ft. industrial building (hereinafter referred to as the "Building"), including 45,000 sq. ft. of production space and 4,000 sq. ft. of exterior offices (hereinafter the production space and the exterior offices will be collectively referred to as the "Production Space"), plus a 25,000 sq. ft. warehouse (hereinafter referred to as the "Warehouse") and landscaping, will be constructed and made available by LESSOR at the Land. The Building shall be constructed in accordance to the drawings and specifications attached to this contract as Exhibit "B" and forming a part hereof. A blueprint of the Land and the Building (hereinafter jointly referred to as the "Leased Property") is included in EXHIBIT "B".



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         C)       That it desires to lease the Leased Property, to the LESSEE, subject to the terms and conditions contained herein.

         D) That the LESSOR and its representatives have all the authority required to enter into this contract, which to this date has not been limited nor revoked in any manner whatsoever.

II.-  LESSEE THROUGH ITS REPRESENTATIVE, MR EDWARD KITTREDGE, STATES:

         A)       THAT IT is a Mexican corporation.

         B) That desires to lease, the Leased Property, subject to the terms and conditions contained herein.

         C) That LESSEE and its representative, have all the authority which is required to enter into this contract, which to this date has not been limited nor revoked in any manner whatsoever.


         Based on the foregoing, the parties agree on the following:




                                   LEASE TERM

SECTION 1.


1.01 The Lease term shall commence upon the date of Substantial Completion of LESSOR'S Work (as said term is defined below) and delivery of possession of the Leased Property to LESSEE ("Commencement Date") and end ten (10) calendar years thereafter ("Lease Term"), unless terminated sooner or extended pursuant to provisions of this Agreement. The scheduled commencement date ("Scheduled Commencement Date") of the Lease Term is OCTOBER 26, 1998. Within five calendar days after the Commencement Date, the parties shall each execute and deliver a commencement date certificate ("Commencement Date Certificate") in the form attached as EXHIBIT "C" of this Agreement. The term "Lease Term" as used in this Agreement, includes any extension as defined in this Agreement, if the right to perform such extension is exercised.



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         Notwithstanding the foregoing, the monthly rent payable hereunder shall start to accrue on the later of the Scheduled Commencement Date or the Commencement Date.

1.02 LESSOR shall deliver possession of the Leased Property to LESSEE Substantially Completed (as such term is defined below) on or before the Scheduled Commencement Date, or on such other date as may be determined as expressly provided in this Agreement.

         Notwithstanding the foregoing or anything in this Agreement to the contrary, considering that the Production Space is scheduled to be completed by LESSOR (including availability of water and electricity for use by LESSEE in the Production Space) on or before October 12, 1998, LESSOR shall grant to LESSEE, at no charge, on or prior to such date, beneficial occupancy of the Production Space for purposes of placing and installing production equipment and machinery, as well as to run samples of production with such machinery and equipment, as long as such occupancy does not interfere with LESSOR'S Work. The occupancy by LESSEE and use the Leased Property partially as set forth in this paragraph shall not affect or modify in any way other terms and obligations of the parties pursuant to this Agreement, including the duration of the Lease Term. LESSEE shall be responsible for the safekeeping of any and all equipment placed by LESSEE at the Production Space prior to the Commencement Date as set forth in this paragraph, provided however, that LESSOR shall be liable towards LESSEE for any damage to the same or loss, if such damage or loss is caused directly by acts of LESSOR or its employees, agents or subcontractors. All such equipment shall at all times be the sole property of LESSEE, and LESSOR shall carry out any and all acts that may be necessary in order to protect the same from becoming subject of any lien, attachment or encumbrance deriving from LESSOR'S liabilities or claims against LESSOR.

1.03 The Leased Property shall be considered "Substantially Completed", whenever the same is ready for installation and operation of manufacturing equipment, as well as for use of office space, including without limitation readiness for use of all utility services and installation of communication and computer systems in accordance with EXHIBIT "B", including changes approved in writing by LESSEE, and



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LESSEE must approve said completion in writing, upon the occurrence of all of the following:

         1.03(A) Construction by LESSOR of the Leased Property in accordance with the EXHIBIT "B" ("Lessor's Work") and delivery of a certificate to that effect to LESSEE by LESSOR.

         1.03(B) Acceptance by LESSEE that the utility services for the Building specified in the EXHIBIT "B" including storm and sanitary sewer, water and electricity, and telecommunications lines have been fully installed, are operational for use by LESSEE and comply with LESSEE'S utility requirements. LESSEE shall at its cost, execute directly with the corresponding utility companies contracts for the supply of such services, provided however, that any payment or contribution required by any utility company (i.e. electricity, telephone, sewer or water) for the supply of the corresponding utility service other than standard hook-up and consumption fees shall be paid by LESSOR in order for the Leased Property to be considered Substantially Completed.

         1.03(C) All proposed means of ingress, egress, parking, loading, manufacturing and office areas are available for use by LESSEE, as specified in EXHIBIT "B".

         1.03(D) All legally required permits or certificates have been issued by all required governmental authorities and obtained by LESSOR (including use of land and construction permits).

         1.03(E) Remaining work to be done to render the Leased Property fully completed shall consist solely of minor details of construction, mechanical adjustments, or decoration, which will not interfere with LESSEE'S use and enjoyment of the Leased Property and which will be completed by LESSOR within ten (10) business days after Substantial Completion. When such remaining work is finally completed by LESSOR and accepted by LESSEE, Lessor's Work and the Leased Property shall be considered as "Finally Completed". To this effect whenever the Leased Property and LESSOR'S Work is finally completed the parties hereto shall execute and deliver a Final Completion Certificate in the form of EXHIBIT "D" attached hereto and made a part hereof.



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         1.03(F) Recording at the corresponding Public Registry of Property and
         Commerce, of a public deed containing the purchase of the Land by LESSOR, and evidencing that LESSOR is the owner of the Land, free and clear of any and all liens and encumbrances, and legally capable of leasing or selling the same to LESSEE.

1.04 "Lessor's Work" shall mean all works and services to be performed by LESSOR in connection with the construction of the Building (as described in EXHIBIT "B"), which shall be performed by LESSOR at LESSOR'S expense in a good and workmanlike manner. Upon Substantial Completion of Lessor's Work, LESSOR shall deliver to LESSEE a certificate of substantial completion ("Certificate of Substantial Completion").

1.05 LESSOR represents and warrants that as of the date of the execution of this Agreement, the Promise to Purchase and Sale Agreement is in full force and effect, and that as of the Commencement Date it will hold good and marketable title to the Land. LESSOR will obtain releases of all tenancies, liens, claims, easements, and other encumbrances on the Land and shall furnish evidence of its title (including a certificate of no liens issued by the corresponding public registry of property) satisfactory to LESSEE on or before the Scheduled Commencement Date.



1.06 Should LESSOR fail to deliver the Building in a Substantially Completed form, by the Scheduled Commencement Date, except if such failure is due to Acts of God, LESSOR shall pay to LESSEE for each day of delay from October 27, 1998 and until the day it renders the Building Substantially Completed and delivers possession thereof to LESSEE, as penalty for the delay, the amount of $1,000 (One Thousand and 00/100 United States Dollars).

1.07 Considering this lease exceeds a term of six (6) years and pursuant to the provisions of the Article 2883 Paragraph III of the Civil Code for the State of Coahuila, both parties agree to register this Lease Agreement at the Public Registry of Property and Commerce of the corresponding District.


1.08 LESSEE has the right to extend the Lease Term beyond the expiration date provided in SECTION 1.01, upon the following terms and conditions:



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         1.08(A) Should LESSEE fully and faithfully perform all of the terms and conditions of this Lease, LESSEE may extend the Lease Term for two consecutive five (5) year optional periods, with the extended term to begin on the day following the expiration date of the previous term, as specified in SECTION 1.01 and this SECTION 1.08(a), provided however, that if at the date of expiration of the original term, LESSEE is in default beyond any grace period provided in this Lease, and/or in the performance of any of the terms or provisions of this Lease, the remaining optional extension periods shall be null and void. All the terms, covenants and provisions of the original Lease Term, other than rent amounts, shall apply to any extended lease term.

         1.08(B) LESSEE may exercise the option to extend this Lease by giving LESSOR notice of its intention to do so not later than One Hundred Eighty (180) days prior to the expiration date of the original Lease Term or any extension thereof as provided in SECTION 25 of this Lease.

1.09 At least Two Hundred Ten (210) days prior to the expiration date of the original Lease term or any extension thereof, LESSOR shall notify LESSEE, in writing and as provided in SECTION 25 hereof, reminding LESSEE to send its notice to exercise the option to extend the Lease Term as provided in SECTION
1.08 (b). If LESSEE does not exercise its option to extend the Lease Term and holds over and continues in possession of the Leased Property after the grace period of sixty (60) days from the expiration of the term of this Lease, or the extension of that term, as stated in SECTION 15, LESSEE will be deemed to be occupying the Leased Property for an additional one (1) year term and not on an indefinite term basis, subject to all the terms and conditions of this Lease. Upon expiration of that one (1) year period, LESSEE shall vacate the Building.


                            LEASED PROPERTY & RENTAL

SECTION 2

2.01 In consideration of the mutual covenants and agreements set forth in this Lease, and other good and valuable considerations, and subject to the provisions hereof, LESSOR leases to LESSEE, and LESSEE leases from LESSOR, the Leased Property, with all improvements and constructions thereon and to be constructed by LESSOR in connection therewith. On the Commencement Date the parties



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shall prepare an inventory of the Building's equipment owned by LESSOR, to be attached hereto as an exhibit and made a part hereof.

2.02 The monthly rental payment for the Leased Property will start to accrue for the benefit of LESSOR on the latest of the Scheduled Commencement Date or the Commencement Date, and shall be as follows:

         a) Production Space to consist of 49,000 SQ.FT., for the first five (5) years of the Lease Term at $0.305 CENTS PER SQ. FT., for a monthly rent equal to $ 14,945.00 (FOURTEEN THOUSAND NINE HUNDRED FORTY-FIVE AND 00/100 UNITED STATES DOLLARS) plus applicable value added tax. Beginning the day after the fifth year anniversary of the Lease Term the rent will consist of $0.31 PER SQ. FT., for a monthly rent equal to $15,190.00 (FIFTEEN THOUSAND ONE HUNDRED NINETY AND 00/100 UNITED STATES DOLLARS) plus applicable value added tax.

         b) Warehouse to consist of 25,000 SQ. FT., at $0.29 CENTS PER SQ. FT., for a monthly rent equal to $7,250.00 (SEVEN THOUSAND TWO HUNDRED FIFTY AND 00/100 UNITED STATES DOLLARS) plus applicable value added tax.

In the event the LESSEE requests LESSOR, within the term of this lease, to equip the Warehouse as a Production Space, the monthly rental payment will be modified considering the rate referred to in Subparagraph a) of this SECTION 2.02.

2.03 The LESSEE agrees to pay the LESSOR the amount of the "VALUE ADDED TAX" on the rent each month.

2.04 The monthly rent shall be paid by LESSEE to LESSOR on the first business day of each calendar month, in advance, with the understanding that if the date in which the rent starts to accrue as provided above is not the first business day of the calendar month, LESSEE shall pay on such date the proportional rent for the remaining days of such month, which shall be calculated by dividing the total monthly rent by the number of days remaining in such calendar month. A late fee at the rate equal to $0.05 (five cents) per dollar of the amount due shall also be due for payments made more than ten (10) days after the date such payment was due.

2.05 The rent and all other payments will be paid in United States Dollars or in Pesos Mexican Currency at the exchange rate published by Banco de Mexico on the Official Daily Gazette of the Federation on the date of payment. Rental payments shall be paid to LESSOR by check at the offices of PARQUES INDUSTRIALES AMISTAD ALIANZAS, S.A. DE C.V., in Periferico Luis Echeverria 1560, Torre



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Saltillo piso 12, Saltillo, Coahuila, Mexico, or at such other place as LESSOR may hereinafter, in writing, designate.

2.06 LESSOR agrees to deliver to LESSEE, upon receipt of rental payments as provided above, rental invoices which shall comply with all applicable legal and tax requirements, including a break down of the value added tax.

2.07 The monthly rental payment for each five (5) year option extension period to the Lease Term, will be increased at the beginning of the extension period by adding two cents ($0.02) to the monthly rent applicable during the preceding lease term then ending.


                           USE OF THE LEASED PROPERTY

SECTION 3

3.01 LESSEE or its agents will use the Leased Property and improvements located thereon only to operate an industrial operation of the so called light-medium industry and/or warehousing, including office facilities, parking and employees cafeteria, unless LESSOR shall give LESSEE prior written consent for a different use.

3.02 LESSEE shall not use, or permit the use of, the Leased Property in any manner that results in waste of the Leased Property or constitutes a nuisance nor shall LESSEE use, or permit the use of, the Leased Property for any illegal purpose. LESSEE, at its own expense, will comply and will cause its officers, employees, agents, and investors to comply with all applicable laws and ordinances, and with all applicable rules and regulations of governmental agencies concerning the use of the Leased Property.

3.03 LESSOR represents and warrants that any handling, transportation, storage, treatment and use of hazardous and toxic substances that have occurred on the Land prior to this date have been in compliance with all applicable federal, state and local laws, regulations and ordinances, that no leak, spill, release, discharge, emission or disposal of hazardous or toxic substances has occurred on the Land to date, and that the soil, ground water, and soil vapor on or under the Land are free of toxic and hazardous substances as of the date of execution of this Agreement. Furthermore, LESSOR represents and warrants that as of the Commencement Date, the Leased Property will not contain any asbestos or PCB's, any underground storage tanks or any other kind of contaminated material as per the applicable environmental laws and regulations. An environmental study that evidences no contamination on the Land upon execution of this Agreement is




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attached hereto as EXHIBIT "E", and made a part hereof for all purposes, with the understanding, however, that the same shall not limit or restrict in any manner whatsoever the obligations and liabilities of LESSOR contained in this Agreement.

         Notwithstanding the foregoing and anything herein to the contrary, if any claim is ever made against LESSEE by any person or entity (including any governmental authority) relating to any pollution or contamination from hazardous, contaminating or toxic substances present at the Leased Property due to no act or omission of LESSEE (i.e. pollution or substances which were present at the Leased Property prior to the Commencement Date) or due to LESSOR'S breach of its covenants hereunder or due to any of LESSOR'S representations and warranties not being true and correct as of the Commencement Date, all costs of removal incurred by, all liabilities imposed upon, and losses and damages suffered by LESSEE because of the same shall be borne by LESSOR, and LESSOR hereby agrees to indemnify, defend and hold LESSEE harmless from and against such costs, liabilities, losses and damages, including without limitation, with respect to any third party and/or authority claim for personal injury or property damage and other claims, actions, administrative proceedings, judgments, damages, lost profits, penalties, fines, costs, losses, reasonable attorney's fees and expenses (through all levels or proceedings), consultants or experts fees, and all costs incurred in enforcing this indemnity.


3.04 LESSEE shall assume all environmental liabilities derived from its production process and/or storage by entering into this Agreement but only as of the Commencement Date, and, thus will be responsible that the Leased Property must be free of, and will not be subject to, any spill, accident or ecological material or waste, including those that are deemed hazardous or dangerous under the terms of the General Law of Ecological Equilibrium and Environmental Protection, its Regulations or the Applicable Mexican Official Norms, and agrees to save, indemnify, defend and hold the LESSOR harmless against any and all claims, demands, cost recovery actions, administrative procedures, orders, judgments, damages, process fees, lost profits, losses, reasonably attorneys and consultants fees, encumbrances, liens, investigation and remediation costs, compliance costs, liabilities, including sanctions, penalties, shut downs, fines, interests and/or surcharges which LESSOR is required to pay due to any act, omission, false statements or misinterpretations of LESSEE its employees or agents, which directly or indirectly result in such claims, demands, cost recovery actions, administrative procedures, orders, judgments, damages, process fees, lost profits,



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losses, reasonably attorneys and consultants fees, encumbrances, liens, investigation and remediation costs, compliance costs, liabilities, including sanctions, penalties, shut downs, fines, interests and/or surcharges, regarding the Leased Property.

3.05 LESSEE shall not be responsible for environmental liabilities, as defined by the General Law of Ecological Equilibrium and Environmental Protection, its Regulations or the Applicable Mexican Official Norms, caused by any act of another LESSEE within the same industrial property or any formal owner of the Leased Property that is causing, directly or indirectly, environmental liability emanating from the Leased Property.

                      MAINTENANCE, REPAIRS, & REPLACEMENTS

SECTION 4

                  THE RESPONSIBILITY FOR MAINTENANCE, REPAIR AND REPLACEMENT SHALL BE GOVERNED BY THE FOLLOWING STIPULATIONS:

4.01 (A) LESSOR shall at all times during the lease term maintain and repair, at its own cost and expense, the building foundation, structure of the roofs (including supporting framework but excluding paint work, other than the exterior paint of the Building which shall be maintained in its original condition by LESSOR). LESSOR shall make all repairs caused by its negligence.

If LESSOR shall fail to make repairs for which it is responsible within three business days if causing LESSEE'S normal business interruption or within eight business days for other events after receiving written notice from LESSEE of the need, LESSEE may make the repairs and in such event LESSOR shall pay to LESSEE any cost related therewith upon demand.

4.02 As of the fifth anniversary of the Lease Term, LESSEE shall maintain and repair at its own cost and expense, the interior of the building, including interior and steel structure paint, surface of floors, access roads from the Land's limit, paving, sanitary waste system lines from its hook-up limit, roof insulation and complete built-up roof, including but not limited to the heating, ventilation and air conditioning system, fire protection system, compressed system, plumbing, electrical systems and landscaping. LESSOR warrants that the Leased Property shall be free and clear of any and all defects for a term of five years counted as from the Commencement Date, and therefore shall make any and all repairs that may be required during such period, with the understanding however, that LESSEE will make all repairs caused by its negligence.



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If LESSEE shall fail to make repairs for which it is responsible within thirty days after receiving written notice from LESSOR of their need, LESSOR may make the repairs and in such event LESSEE shall pay to LESSOR any cost in relation thereof upon written request.

4.03 LESSEE agrees that the Leased Property will be returned to LESSOR in as good condition as the same was received at the beginning of the Lease, normal wear and tear excepted.

                                    UTILITIES

SECTION 5


5.01 The LESSEE will contract and directly pay all public services required. The LESSOR states that all necessary public services are available at the Leased Property, with all of their corresponding connections and/or installations, the LESSEE being responsible for the hookup and contracting of said services.

5.02 LESSEE shall pay all utility charges for water, electricity, heat, and telephone service used in and about the Leased Property during the Lease Term, or any extension thereof, all such charges to be paid by LESSEE directly to the utility company or municipality furnishing the same, before the same shall become delinquent.

5.03 LESSEE shall pay for the removal of all garbage and rubbish from the Leased Property during the Lease Term on a monthly basis, with the understanding that LESSOR shall deliver the Leased Property to LESSEE on the Commencement Date free of any garbage or rubbish.


                                  MODIFICATIONS

SECTION 6

6.01 LESSEE shall not make any structural alterations, additions, or improvements to the Leased Property without the prior written consent of LESSOR, which consent shall not be unreasonably withheld.

6.02 All alterations, additions or improvements made by LESSEE and affixed to the Leased Property that are not removed within sixty (60) calendar days from the termination of the Lease, shall become the property of LESSOR. LESSOR may, however, require that LESSEE remove any and all alterations, additions and/or improvements installed or made by LESSEE without LESSOR'S consent, and any other



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property placed on the Leased Property by LESSEE upon termination of the Lease.
In the event that LESSOR requires LESSEE to remove such alterations, additions, or improvements, LESSEE shall repair any damage to the premises caused by such removal. If whatever wire, pipe or ducts are left in the walls or floors, LESSEE will provide LESSOR blueprints detailing the location of such wiring, piping and ducting.

6.03 LESSEE shall be able to remove all machinery, equipment, or any other trade fixtures installed by it in, on or about the Leased Property, as well as fixtures that can be removed without structural damage to the building. In the event such fixtures are abandoned, LESSEE must pay LESSOR any reasonable expenses actually incurred by LESSOR to remove the fixture from the premises.

6.04 In the event LESSEE elects to construct substantial improvements or additions to the Leased Property but which are less than 50,000 Sq. Ft., LESSEE covenants to engage or hire an affiliate of LESSOR to carry out such construction and development. The obligation of LESSEE under this Section 6.04 is subject, however, to the parties ability to negotiate and enter satisfactory construction contracts including an agreement as to price, within a reasonable commercial period not to exceed thirty days.

6.05 The parties expressly agree that in the event LESSEE requests LESSOR to construct an expansion to the Leased Property consisting of an addition of at least 50,000 Sq. Ft., the performance of the expansion shall be subject to the following:

6.05 (A) If the expansion is to be delivered within the first five years of the initial Lease Term, the rent per square foot for the new construction shall be the same as the one stated for the Building within the initial Lease Term.

6.05 (B) If the expansion is to be delivered after the fifth anniversary of the Lease Term, the price per square foot for the new construction shall be calculated by adding two cents ($0.02) to the current rental rate.

6.05 (C) If the expansion is to be delivered after the tenth anniversary of the Lease Term, the price per square foot for the new construction shall be calculated by adding one cent ($0.01) to the current rental rate in force in such time.

6.05 (D) The parties agree that the lease term for the expansion or expansions performed in accordance to this SECTION 6.05 will have the same conclusion date as the one provided in SECTION 1.01 or any extension thereof.


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                                      TAXES

SECTION 7

7.01 LESSEE shall be liable for the payment of the respective value added tax caused by this contract, as well as the real estate tax (predial) on the Leased Property applicable during the Lease Term up to the maximum amount of $1,000.00 U.S. Cy. per year. Any excess thereof shall be borne and paid directly by LESSOR. All other taxes shall be paid by LESSOR. Furthermore, any acquisition or transfer tax resulting from the acquisition by LESSOR of the Leased Property erected on the Land shall be borne and paid by LESSOR within the term set forth in the applicable law.

If any such taxes for which LESSEE is liable hereunder are levied or assessed against LESSOR or LESSOR'S property, LESSOR shall notify LESSEE in writing within a reasonable time after such levy or assessment, the amounts of said taxes, and LESSEE must notify LESSOR in writing within ten (10) days of receipt of LESSOR'S notice if LESSEE intends in good faith to contest the assessment. Thereafter, if LESSOR elects to pay the same, LESSEE shall pay to LESSOR, and upon demand, that part of such taxes, related expenses and penalties for which LESSEE is liable under this SECTION 7.01. LESSOR shall have the right to terminate this lease agreement if LESSEE fails to reimburse those amounts in taxes, related expenses and penalties LESSOR paid for LESSEE.

7.02 The LESSEE shall obey and comply with all Governmental Orders and their requirements, rules, regulations, laws and ordinances of all legally constituted authorities, in any way affecting this Lease, the above described Premises, the Buildings and improvements now or hereafter thereon or the use of the same, existing at any time during the continuance of this Lease (subject to the rights of the Tenant to contest the validity of any such law, ordinance, rule, regulation or other requirement).

                           LIABILITIES OF THE PARTIES

SECTION 8

8.01 The LESSEE or the LESSOR shall each be responsible for damages to the Leased Property caused by their own fault or negligence, or that of their agents, employees or visitors.

8.02 In the event that the LESSEE should be prevented due to damage or destruction to the Leased Property where the repairs would cost less than 25% of the price of the Building (excluding the price of land) that would be applicable under section 19.01 (b) below, by any cause attributable to the LESSOR, or by acts of God or force majeure, from partially using any part of the Leased Property, the



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LESSOR may provide to LESSEE, if available, other suitable space which is acceptable to LESSEE at its own discretion, that LESSOR may have from the date of such event, during which time the rental payments will be decreased in proportion to the damaged portion of the Leased Property. LESSEE will notify LESSOR in writing of the damages to the Leased Property. LESSOR will rebuild the Leased Property to its original condition within 90 (ninety) days after the insurance company releases the Leased Property to begin reconstruction of same. The LESSOR is not required to rebuild if the damage occurred within the last one-hundred and eighty (180) days of the initial lease term or any extension, unless the LESSEE notifies LESSOR in writing that LESSEE will extend its Lease Agreement beyond the initial lease term through any option period provided in the lease.

8.03(A) If the damage to the Leased Property totals or exceeds twenty-five percent (25%) of the price of the Building (excluding the price of land) that would be applicable under section 19.01 (b) below, and it is caused by acts of God or force majeure, LESSOR shall, within ten (10) days after receiving notice from LESSEE of such damage, notify to LESSEE the amount of days that it would take LESSOR to rebuild the Leased Property to its original condition. If LESSOR notifies LESSEE that the reconstruction would take more than 90 (ninety) days after the insurance company releases the Leased Property to begin reconstruction, the LESSEE shall have the right to terminate this Lease Agreement by written notice to LESSOR or require LESSOR to make the repairs within the time frame specified in LESSOR'S notice. If the LESSEE decides to terminate this Agreement as provided in this paragraph, this Agreement shall terminate and the LESSEE and LESSOR shall be released from any subsequent obligations under this Agreement.

8.03(B) In the event that LESSEE requests in writing that LESSOR repairs and/or rebuilds the Leased Property, LESSOR will do so within the time frame specified in Section 8.02 or Section 8.03(a), as applicable. The LESSOR is not required to rebuild if the damage occurred within the last one-hundred and eighty (180) days of the initial lease term or any extension, unless the LESSEE notifies LESSOR in writing that LESSEE will extend its Lease Agreement beyond the initial lease term through any option period provided in the lease. If the LESSEE decides to continue the present Agreement, the rent payable under same, shall be reduced, on a monthly basis, in an amount equivalent to the percentage of the unusable Leased Property, as hereinabove mentioned.

8.03(C) The term "original condition", as used in sections 8.03(a) and 8.03(b) above, shall mean the condition in which the Leased Property was found immediately prior to suffering the damage in question.

8.04 The parties to this Agreement agree that the replacement value, and the percentage of any damage or destruction, shall be determined in good faith by an expert appointed by both parties to this Agreement.


                              INSURANCE & INDEMNITY

SECTION 9

The parties hereto, specifically agree that:

9.01 During the Lease Term, the LESSEE shall obtain and keep in force, insurance policies over the Building in the type and in amount hereinafter mentioned:

a. An insurance to cover any loss or damage to the Building, caused by fire, lightning, explosion, hurricane and hail, airplanes, vehicles and smoke, earthquake and/or volcanic eruption, strikes, riots and vandalism and any other risks (including glass insurance) now or hereafter embraced by the so called "Extended Coverage" in Mexico, in amounts sufficient to prevent LESSOR or LESSEE from becoming a co-insurer under the terms of the applicable policies, but in any event and at all times in an amount not less than one hundred (100%) percent of the then "full insurance value" of the Building, which for the purpose of this Section shall be deemed to be the cost of replacing the Building less the cost of excavations, foundations and footings and without any deductions for physical depreciation of the Building with an automatic inflationary rider for the highest percentage available in Mexico. Such "full insurance value" shall be determined from time to time, but not more frequently than once every calendar year, by the mutual agreement of the parties and in the event such agreement is not reached, by the following procedure:

         In the event LESSEE does not agree with the full insurable value of the Building provided by LESSOR, each party, at its own expense will order an appraisal performed by a certified Mexican Bank. Thus the full insurable value will be determined as the average of the two appraisals so performed.

b. General Public Liability Insurance, covering claims for injury or death and property damage in the amount of five hundred thousand US Dollars ($500,000.00) per occurrence

c. Insurance against explosion of compressor or boiler in the amount of five hundred thousand US Dollars ($500,000.00).

d. Rental Interruption Insurance in the amount of one year rent, plus the corresponding value added tax and a year payment of the respective property tax and insurance premiums.

9.02 All insurance provided for in this Clause shall be issued under valid and enforceable policies issued by Mexican Insurance Companies authorized to do business in Mexico. LESSEE shall deliver to LESSOR the policies herein referred to at the execution of this Lease, prior to the occupation of any portion of the Leased Property.

9.03 All policies of insurance herein provide for, shall name LESSOR as the loss payee, and said policies shall be subject to the provision of Section 25 hereof, and if requested by LESSOR in writing to the provision of Section 14, herein.

9.04 Such policy issued by the insurer shall contain an agreement by the insurer that such policy shall not be canceled without at least thirty days prior notice to the LESSOR and to the LESSEE, and that any loss which shall be payable to LESSOR shall be so paid, notwithstanding any act or negligence of LESSEE.

9.05 In case of a casualty to the Leased Property resulting in damage or destruction to the Building, LESSEE shall promptly give written notice thereof to the LESSOR and adjustment proceedings shall be then started immediately by LESSOR.

All insurance money paid on account of such damage or destruction, less the actual cost, fees, and expenses if any, incurred in connection with adjustment of loss, shall be paid to the LESSOR, for the purpose of restoring, replacing or rebuilding the Leased Property to the condition and character immediately prior to such damage or destruction.

9.06 During the construction period of the Building and until the Commencement Date, LESSOR shall carry "Builder's Risk" insurance which consist on risks inherent to the construction of the Building, in amounts and with companies satisfactory to LESSEE. Certificates of such insurance shall be delivered to LESSEE within two (2) days after execution of this Agreement.

                       ENTRY ON LEASED PROPERTY BY LESSOR

SECTION 10

10.1 LESSEE will authorize entries by LESSOR into the Leased Property, and said authorization shall not be unreasonably withheld by LESSEE. With this authorization, or if authorization is unreasonably withheld LESSOR, its officer, agents, employees and representatives, shall have the right to enter into and upon all parts of the Leased Property at all reasonable hours for purposes, including but not limited to the prospective tenants, inspection, cleaning, maintenance, repairs, alterations, or additions to the Leased Property as LESSOR may deem necessary, but without any obligation to perform any of these functions, except as expressly provided in this Lease, and such entry shall not interfere with the LESSEE'S ability to conduct its business. Notwithstanding the foregoing, any alterations or modifications will only be made if previously agreed upon by the parties. The time for showing the premises to future tenants will be limited to 180 days prior to the conclusion of the lease term if no extension right has been exercised by LESSEE.


                          LIENS ON THE LEASED PROPERTY
SECTION 11

11.01 LESSEE agrees that it will not permit any mechanic's or other liens to stand against the Leased Property for work or materials furnished, provided however, that LESSEE shall have the right to contest the validity of any lien or claim. LESSEE herein guarantees that in the event of Labor claims (Civil riots, strikes, etc.) he will pay for the final determination of the validity of any lien and/or judgment rendered against LESSEE with all related costs and charges flowing therefrom and shall have said lien released without cost to LESSOR.

                            ASSIGNMENT AND SUBLETTING

SECTION 12

12.01 LESSOR shall have the right during the Lease Term and after LESSEE has taken possession of the Leased Property, to transfer in favor of a Mexican financial institution any or all of its interests under the terms of this lease with respect to its right to receive the monthly rental payment referred to in
Section 2 hereof, prior written notice given to LESSEE in connection thereof setting forth the name of the institution and the effective date upon which LESSOR shall thereafter continue to make payments of the rent to such assignee. With respect to any other rights or obligations set forth in this Agreement, LESSOR may transfer them only with the prior written consent of LESSEE. After the Lease Term commences, such consent shall not be unreasonably withheld.

12.02 LESSEE shall not assign or sublet this Lease without the prior written consent of the LESSOR. LESSOR may not unreasonably withhold its consent. LESSOR may withhold this written consent if LESSEE is in default under this lease agreement either during the initial lease period, including any option period or month to month tenancy. Upon obtaining LESSOR'S consent, LESSEE may assign or sublet the Leased Property to any person or corporation, provided that the assignee assumes in full the obligations of LESSEE under the lease. Notwithstanding this Section 12.02, LESSEE may, without LESSOR'S consent, assign or sublet the Leased Property to any corporation which is controlled by or is under common control of LESSEE, or to any corporation resulting from the merger or consolidation of LESSEE, provided that the assignee assumes, in full, the obligations of LESSEE under this Lease. Unless agreed to in writing, no such assignment shall operate to relieve LESSEE from the obligations imposed under this Lease.


                                     DEFAULT

SECTION 13

13.01(A) In the event that LESSEE shall have failed to timely pay LESSOR three
(3) consecutive monthly rental payments within each calendar year of this Lease beginning on the anniversary of said Lease , LESSOR may terminate this Lease on giving LESSEE at least Thirty (30) days written notice of such intention. In the event LESSEE elects this option, the Lease will be terminated on the date designated on LESSOR'S notice.

13.01(B) Unless otherwise agreed to by LESSOR in writing, in the event LESSEE is in violation of any other provisions of this Lease aside and apart from the violations listed in 13.01(a), and such violation remains uncured for a period of sixty (60) days after LESSOR, by written notice, has informed LESSEE of such violations, LESSOR shall have the right to terminate this Lease unless LESSEE has cured its violation within a period of sixty (60) days from the date of written notice, unless otherwise agreed to by LESSOR in writing.

13.01(C) Unless otherwise agreed to by LESSOR in writing, in the case of a default the cure of which has not been commenced within a period of sixty (60) days after LESSOR, by written notice, has informed LESSEE of such violation, then LESSEE shall be deemed to be in default and LESSOR may, at its option, terminate this agreement and/or exercise any right or remedy provided by the law or this agreement, including but not limited to the right of LESSOR to recover the total amount of the Lease payments remaining under the Lease Agreement, with the understanding however, that such amount shall in no event exceed the equivalent of rents that would have been received by LESSOR at the eight (8th) year of the Lease Term if no such termination had occurred.

13.02 A waiver by either LESSOR or LESSEE of a breach of this Lease by the other party does not constitute a continuing waiver or a waiver of any subsequent breach of this Lease.

13.03 If LESSOR defaults in the performance of any terms, covenant or condition required to be performed by it under this agreement, LESSEE may elect to:

13.03(A) Terminate this Lease if LESSOR has not cured any such default within 90 (ninety) days after receiving notice from LESSEE of the existence of such default. The cure period set forth herein shall be of 30 (thirty) days only with respect to all obligations of LESSOR to be performed by LESSOR on or prior to the Scheduled Commencement Date

13.03(B) Pursuit of any of the remedies provided in this Lease by either LESSOR or LESSEE shall not preclude pursuit of any of the other remedies provided in this Lease or by law. Pursuit of any remedies provided in this Lease or by law by either party shall not constitute a forfeiture or waiver of any of the damages accruing to either party by reason of violation of any of the terms, provisions, and covenants contained in this Lease, nor shall pursuit of any remedies provided in this Lease by LESSOR constitute a waiver, or forfeiture or waiver of any rent due to LESSOR under this Lease.

13.04 No waiver by either party of any default or violation or breach of any of the terms, provisions and/or covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants of the Lease. Forbearance by either party to enforce one or more of the remedies provided in this Lease or by law upon any event of default shall not be deemed or construed to constitute a waiver of such default. LESSOR'S acceptance shall not be construed as LESSOR'S waiver of the default.


                                   SUBROGATION

SECTION 14

14.01 LESSEE agrees to subordinate this Lease to any Deeds of Trust or mortgages that might now or later constitute a lien upon the Building, or on improvements in the Building, or on the Leased Property. LESSEE agrees to execute any instruments that are required by any mortgages for the purpose of subjecting and subordinating this Lease to the lien of any such Deed of Trust or mortgage. With respect to any Deed of Trust or mortgage constituting a lien on the Building, or improvements in the Building, or on the Leased Property, LESSOR has the right to waive the applicability of this Section so that this Lease will not be subject and subordinate to any such Deed of Trust or mortgage. Notwithstanding such subordination, LESSEE'S right to quiet possession of the Premises shall not be disturbed if LESSEE is not in default and so long as LESSEE shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms.

14.02 LESSEE agrees to subordinate this Lease to any Banking and/or Financing Institutions and to the assignment of the monthly rental payments during the term of this lease or any extension therefor to said Banking or Financing Institution.


                        SURRENDER OF THE LEASED PROPERTY

SECTION 15

15.01 The LESSEE shall, on the last day of the term of this Agreement or its extension or upon early termination as provided herein, surrender and deliver on the corresponding date, the Leased Property to the possession and use of the LESSOR, without delay, in the same condition in which the LESSEE received such, except for normal wear and tear, and the effects of the elements and casualties covered by insurance. All signs, inscriptions, canopies and installations of similar nature made by the LESSEE shall be removed within sixty (60) calendar days after expiration of the term of this Agreement or its extension, in such period of time LESSEE shall be paying rent on a monthly basis until it completely vacates the Leased Property.

15.02 All furniture, trade fixtures, machinery, business equipment, and leasehold improvements, of any sort whatsoever, including fire protection systems and HVAC systems, installed by the LESSEE, shall remain as property of the LESSEE, unless the parties agree otherwise in writing, and shall be removed by the LESSEE at the end of the term of this Agreement or its extension.

15.03 LESSEE shall, at its own expense, repair all damages resulting from the installation or removal thereof, normal wear and tear excepted.

15.04 In the event that upon the expiration of the sixty (60) day grace period after the expiration of the Initial Term LESSEE does not vacate and deliver the Leased Property to the LESSOR according to the Lease Agreement, LESSEE shall pay as new rent the amount established in Section 2.07 hereof, plus an amount equivalent to ten percent (10%) of same within the term determined in Section 1.09.

15.05 The acceptance of said payment by the LESSOR, in accordance with the prior paragraph, does not imply in any manner whatsoever the waiver by the LESSOR to any right to recover possession to the Leased Property.


                  LESSOR'S RIGHT TO PERFORM LESSEE'S COVENANTS

SECTION 16

16.01 If at any time during the term of this Agreement, LESSEE fails to perform one or more of its obligations assumed in this Agreement, LESSOR, after sixty
(60) calendar days written notice to LESSEE, and without waiving or releasing the LESSEE from any of its obligations contained in this Agreement, may, but shall be under no obligation to, perform acts which LESSEE has to perform in accordance to this Agreement, and may take all such actions thereon as may be necessary, and may enter to the Leased Property for such purpose, and perform all the necessary works needed. All reasonable sums paid by LESSOR in connection with the performance of any such obligations of LESSEE shall be payable by LESSEE to LESSOR on demand.

                  LESSEE'S RIGHT TO PERFORM LESSOR'S COVENANTS

SECTION 17

17.01 If at any time during the term of this Agreement, LESSOR fails to perform one or more if its obligations assumed in this Agreement, LESSEE after sixty
(60) calendar days written notice to LESSOR, and without waiving or releasing the LESSOR from any of its obligations contained in this Agreement, may, but shall be under no obligation to, perform any act which LESSOR has to perform in accordance to this Agreement, and may take all such actions thereon as may be necessary. All reasonable sums paid by LESSEE in connection with the performance of any such obligations of LESSOR shall be payable by LESSOR to LESSEE on demand.


                                    GUARANTY

SECTION 18

18.01 In respect to this Lease Agreement, the LESSOR has obtained a guaranty from LESSEE'S U.S. Parent Company, Gerber Childrenswear, Inc., attached hereto as EXHIBIT "F" which provides a copy of a current financial statements. In the event of a sublease or assignment, the new tenant must have sufficient financial capacity to meet its obligations as tenant and provide to LESSOR'S satisfaction a Letter of Guaranty from the new tenants parent company or an affiliate or a third party, that guaranties all of the lease obligations under this lease agreement.

                                 PURCHASE OPTION

SECTION 19

19.01 If LESSEE requests an expansion to the Leased Property consisting of at least 50,000 sq. ft. of additional construction within the first five years of the initial Lease Term, LESSEE shall have an option to purchase the Leased Property from LESSOR, which may be exercised by LESSEE at any time during the rest of the original Lease Term and any extensions thereof. Likewise, even if an expansion to consist of a minimum of 50,000 sq. ft. is not requested, LESSEE shall have the purchase option, but which shall be exercisable only throughout the extensions to the initial Lease Term. The purchase option is subject to the following terms and conditions:

19.01 (A) LESSEE shall notify LESSOR its intention to purchase ("Notice of Intent") at least sixty (60) calendar days prior to the date in which he intends to execute the purchase agreement. Once LESSOR receives the Notice of Intent it shall provide LESSEE all necessary documents that shall be requested by the Notary Public designated by LESSEE for the execution of the Purchase Agreement.

19.01 (B) The price of the Land shall be of $16.00 (Sixteen and 00/100 United States Dollars) per square meter. The price of the Building shall be: a) $29.50 (Twenty-nine and 50/100 United States Dollars) for every square foot of the Production Space or any authorized expansion performed with the same specifications of the Production Space, and b) $23.75 (Twenty-three and 75/100 Dollars) for every square foot of the Warehouse or any authorized expansion performed with the same specifications of the Warehouse. Any leasehold improvements made by LESSEE at its own cost and expense shall not be included to calculate the purchase price.

19.01 (C) The purchase shall be made in United States Dollars at the price that results to apply the foregoing prices per square foot and per square meter to the existent number of square feet and square meters, and shall take place on the date LESSEE determines in its Notice of Intent before the Notary Public LESSEE elects.

19.01(D) In the event LESSEE exercises its option to purchase, LESSEE shall pay all transfer and value added taxes, notary and registration fees. LESSOR shall pay all income tax arising from such sale.

19.01(E) The parties expressly agree that LESSEE shall continue paying monthly rental payments on a monthly basis from the date of issuance of the Notice of Intent to the date the Purchase Agreement takes place, likewise, it is understood that the payment of monthly rental payment in no event will be considered as part of the Purchase Price.

19.02 The parties expressly agree that in the event LESSEE does not request LESSOR an expansion to consist of a minimum of 50,000 sq. ft. within the first five years of the Initial Term, the purchase option will not be exercisable by LESSEE from the fifth to the tenth year of the Initial Lease Term.

19.03 The parties agree that in the event the purchase option is exercises by LESSEE, LESSOR shall on or prior to the date designated by LESSEE for the execution of the purchase agreement, LESSOR shall carry any and all acts necessary, at its own cost and expense, in order for any and all liens, encumbrances, mortgages and attachments on the Leased Property or any part thereof to be cancelled, and to provide LESSEE with a certificate issued by the corresponding Public Registry of Property and Commerce evidencing that the Leased Property is free and clear of any and all liens, encumbrances, mortgages and attachments.

                      PURCHASE/LEASE FIRST RIGHT OF REFUSAL

SECTION 20

20.01 Within the initial term of this Lease Agreement or any extension thereof, LESSEE shall have a right of first refusal to purchase or lease the Lot No. 2 described and identified in the drawing enclosed to this Lease as EXHIBIT "G". In the event LESSOR desires to accept an offer from a third party to purchase or lease Lot No. 2, or any part thereof, LESSOR shall give LESSEE a written notice of the terms or conditions of such sale or lease, including the identity of the prospective purchaser or tenant. LESSEE shall give LESSOR, within thirty (30) calendar days from the notice of LESSOR, written notice of its intention to exercise right of first refusal. If LESSOR doesn't receive written notice of LESSEE exercising its right of first refusal, LESSOR may freely sell or lease the Lot No. 2 to the third party identified in its notice, under no more favorable terms for such third party than those specified in said notice, within a term not to exceed 90 (ninety) days, otherwise the procedure set forth herein shall be observed again.

20.02 Subject to LESSOR'S acquisition of Lot No. 11, LESSOR shall grant LESSEE a right of first refusal to purchase or lease the Lot No. 11 described and identified in the drawing enclosed to this Lease as its EXHIBIT "G", at the same price and under the terms as LESSOR could sell or lease to an apparel manufacturer, bona fide. The right of first refusal shall be subject to the procedure established in SECTION 20.01 hereof.

20.03 The parties expressly agree that in the event LESSOR is unable, for any reason, to acquire Lot No. 11 the right of first refusal granted under SECTION
20.02 shall be automatically canceled.


              LEASE CONDITIONS FOR OTHER "BUILT TO SUIT" FACILITIES


SECTION 21

21.01 LESSOR hereby grants LESSEE the same lease price, terms and conditions stated in this Lease Agreement in the event LESSEE requests LESSOR to perform new "Built to Suit" Facilities for lease by LESSEE, to be located in properties presently owned by LESSOR or any of its affiliates in the State of Coahuila, except for properties owned by Amistad in the cities of Saltillo, Torreon and Ramos Arizpe.

21.02 For the cities of Saltillo, Torreon and Ramos Arizpe, the parties hereby expressly agree that the lease prices stated under this Agreement shall be increased in one cent ($0.01) to the current rental rate in effect under this Lease, additionally the parties agree to revise the prices to be included in the purchase option of the respective Lease Agreement, which price shall be determined in accordance to fair market prices.

21.03 The right conveyed to LESSEE under this SECTION 21 will be in effect for two (2) years from the Commencement Date.

21.04 The parties expressly agree that the right herein conveyed does not in any manner constitute a right of first refusal or a purchase/lease option for LESSEE in regards to the properties presently owned by LESSOR or its affiliates in the State of Coahuila, other than the Leased Property, Lot No. 11 and Lot No. 2.

                                  HOLD HARMLESS

SECTION 22

22.01 The LESSOR agrees to indemnify, defend and to hold the LESSEE harmless against any liabilities, including fines or charges of which the LESSEE is requested payment owing to any act or omission of the LESSOR, which directly or indirectly result in said liabilities, fines or charges.

22.02 The LESSEE agrees to indemnify, defend and to hold the LESSOR harmless against any liabilities, including fines or charges of which the LESSOR is requested payment owing to any act or omission of the LESSEE, which directly or indirectly result in said liabilities, fines or charges.

22.03 LESSOR shall be the only employer of its personnel assigned to or contracted for the performance of the LESSOR'S WORK and any other obligations of LESSOR hereunder, and agrees to strictly comply with all its obligations as employer with respect to said personnel under the Federal Labor Law, the Social Security Law, the National Housing Fund for Employees Institute Law and all other applicable laws and the regulations and ordinances issued under any such applicable laws. No employee contracted by LESSOR for the performance of its obligations shall be deemed employee of LESSEE.

         LESSOR agrees to indemnify and hold LESSEE harmless in the event of:
(i) any labor claim filed by any worker or employee of LESSOR; and (ii) any claim filed by the Mexican Social Security Institute, the National Housing Fund for Employees Institute or any other governmental agency, due to the failure of LESSOR to make payments of the respective quotas and taxes or to comply with any of its obligations mentioned in the immediately preceding paragraph.

                    MODIFICATION TO THE CONTRACTUAL DOCUMENTS

SECTION 23

23.01 Unless otherwise agreed by the parties, any modification, release or discharge of this Agreement or waiver of any of the provisions thereof, shall not be valid or obligatory, unless made in writing and signed by both the LESSOR and the LESSEE.


                            SOLE CONTRACTUAL DOCUMENT

SECTION 24

24.01 The parties agree that the present Agreement and the exhibits referenced herein contain all the obligations and agreements between the parties concerning the subject matter hereof, and, therefore, this Agreement is the sole contractual document executed between the parties concerning the subject matter hereof, and replaces any other Agreement, either oral or written, between the parties.

                                     NOTICES

SECTION 25

25.01 All notices, demands and requests required under this Lease shall be in writing. All such notices, demands and requests shall be deemed to have been properly given if served personally or if sent by registered or certified mail return receipt requested, or by means of recognized courier services, addressed to LESSOR or LESSEE as the case may be, at its respective address last designated by notice to the other party for that purpose. Until LESSOR and LESSEE designated other addresses their addressee shall be as follows:

LESSOR:  PARQUES INDUSTRIALES AMISTAD ALIANZAS, S.A. DE C.V.
         Periferico Luis Echeverria 1560
         Torre Saltillo piso 12
         25280 Saltillo, Coahuila, Mexico.
         At'n     Lic. Marco Ramon Aguirre
         cc.      Legal Department.


LESSEE:
         If made on or prior to the Commencement Date:

                  Battallon de San Patricio No. 111-1102
                  Valle Oriente
                  Garza Garcia, N.L. 66269
                  At'n Lic. Jorge Barrero

         If made after the Commencement Date:

                  At the Leased Property




                                    LANGUAGE

SECTION 26

26.01 This Agreement, in its original form is prepared in English. The parties agree that a Spanish translation of this agreement shall be prepared to the satisfaction of both parties within 30 (thirty) days after the date hereof, and ratified before a notary public. In the event of conflict between the two versions, the Spanish version shall prevail.

                              SUCCESSOR AND ASSIGNS

SECTION 27

27.01 The agreements, terms, covenants and conditions herein shall bind and inure to the benefit of LESSOR and LESSEE and its respective heirs, personal representatives, successors, and its permitted assigns.


                              DESCRIPTIVE HEADINGS

SECTION 28

28.01 The descriptive headings herein are for convenience only and shall not be deemed to affect the meaning or construction of any provision hereof.


                                  FORCE MAJEURE

SECTION 29

29.01 Neither LESSOR nor LESSEE shall be required to perform any term, condition, or covenant in this Lease so long as such performance is delayed or prevented by Force Majeure, which shall mean Acts of God, tornadoes, lighting, floods, earthquakes, and any other natural cause not reasonably within the control of LESSOR or LESSEE.

                              AMICABLE RESOLUTIONS

SECTION 30

30.01 The parties shall seek friendly resolution to any bona fide disagreement or dispute arising out or relating to or affecting this Agreement in accordance with the following provisions.

30.02 The parties shall try to accommodate the Agreement disputes to a non-adjudicative friendly business oriented procedure (the "CPR"). The CPR shall be carried out as follows, with the understanding that any party may at any time, terminate the CPR process by means of written notice to the other party and request the dispute to be resolved as provided in Section 31 below:

         a) Should any Agreement dispute arise, the parties shall commence the CPR by appointing their respective representatives (the "Management Representatives"), who shall have authority to negotiate a settlement on behalf of the party each one represents.

         b) Not later than 10 working days following their appointment, the Management Representatives will mutually select and appoint an acceptable mutual mediator (the "Neutral Advisor"), who shall have the functions stated in this CPR. If by the aforementioned term, the parties have not decided over who will act as Neutral Advisor, then the arbitration procedure may be followed pursuant to SECTION 31.

         c) Within a 10 day term immediately following the appointment of the Neutral Advisor, a formal meeting (the "Formal Meeting") will be held before a panel consisting of the Neutral Advisor and the Management Representatives.

                  The Formal Meeting shall be held at the place and time selected by mutual agreement of the Management
                  Representatives, shall be supervised and conducted by the Neutral Advisor, and shall have a duration of not more than forty eight (48) hours.

         d) Not later than 10 working days prior to the Formal Meeting, the parties shall exchange through their Management Representatives - and shall submit to the Neutral Advisor, concise memoranda stating the issues in dispute and their position in such respect, as well as all documents and exhibits on which the parties intend to rely during the Formal Meeting. Such memoranda, documents and exhibits shall be in either English or Spanish language; nevertheless, such memoranda, documents and exhibits shall be accompanied by a Spanish translation if they are in English, and by an English translation if they are in Spanish.

         e) During the Formal Meeting each party will make an oral presentation of this case, and each party shall be entitled to a reply. The presentations and replies may be made in any form, and by any individuals, other than the Management Representatives, as desired by each party, and may be supported by any of, but only, the memoranda, documents and other exhibits submitted in accordance with Subparagraph d) hereof. The use of witnesses and experts shall be permitted. Presentations may not be interrupted, except that the Neutral Advisor and the Management Representatives may ask clarifying questions.

                  The meeting shall not be recorded. However, persons attending may take notes. Each Management Representative may have not more than two advisors in attendance.

         f) During the Formal Meeting, the Management Representatives shall make all reasonable efforts to seek for a resolution to the Agreement Dispute, to which effect they shall meet one or more times, as necessary. By mutual agreement, other members of their teams and an interpreter may invited to attend the negotiations. The Neutral Advisor will attend the negotiations and will give an oral opinion as to the issues raised during the Formal Meeting.

         g) Should the Management Representatives not reach a resolution on the Agreement Dispute as stated in subparagraph f) hereinabove, then, within a term of forty-eight hours following the conclusion of the Formal Meeting, the Neutral Advisor shall submit to the Management Representatives a written proposal which shall contain an opinion on the issues involved in the Agreement Dispute and an amicable bona fide proposed resolution thereof.

         h) Should the Management Representatives finally reach a resolution to the Agreement Dispute, the terms of any settlement thereof, shall be set forth in a written agreement (the "Resolution Agreement") which shall be executed by the Management Representatives not later than twenty-four hours after the conclusion of the negotiations, or after the submitting of the Neutral Advisor written proposal mentioned in subparagraph g) hereinabove. The Resolution Agreement shall be final and legally binding on the parties.


                               DISPUTE RESOLUTIONS

SECTION 31

31.01 This Agreement is to be governed by and construed in accordance with the laws of Mexico.

31.02 The Parties hereto irrevocably submit themselves for the interpretation of this Agreement and solution of any controversy arising therefrom on or prior to the Commencement Date to Arbitration under the rules of the International Chamber of Commerce ("ICC"), and therefore, any controversy arising out of or in connection with this Agreement, or the alleged breach, termination or validity of this Agreement ("Controversy"), on or prior to the Commencement Date, shall, upon the written request of a Party delivered to the other Party (a "Request for Arbitration"), be finally settled by arbitration under the Rules of the ICC, except as such rules may be modified herein.

         The arbitration proceedings shall be conducted, and the award rendered, in Mexico City, Federal District, Mexico, in the Spanish language. There shall be three neutral arbitrators in accordance with the provisions below. Each Party shall select one arbitrator within fifteen (15) days after a Request for Arbitration is made, and the two arbitrators so appointed shall, within fifteen
(15) days after the appointment of the second of them, designate a third arbitrator. The arbitrators shall select from among them that arbitrator that shall serve as chairman, within fifteen (15) days following the date of the last of their selection. If any appointment of the arbitrators is not made within the terms set forth herein, the ICC shall make such appointment at the request of any Party. The arbitrators shall be able to read, write and converse fluently in English and Spanish and shall have expertise in the matter at issue.

         In any arbitration proceeding under this Agreement, the arbitrators shall be authorized to order specific performance of any obligation arising under this Agreement.

         The arbitrators shall decide the Controversy in accordance with the national substantive laws of Mexico. The written decision of the arbitrators, signed by a majority of them, shall be final and binding on the Parties. Upon the receipt of such decision, each Party shall immediately (a) take such action,
(b) make such changes in the conduct of its business or (c) make such payments or restitution, as the case may be, as such decision requires of it. The award may be enforced by any court of competent jurisdiction.

         The Party against which an award is made pursuant to this provisions, shall pay all costs and expenses caused by the arbitral procedure in question, including attorney's fees and the cost and expenses corresponding to the arbitrators and the ICC.

         The non-privileged books and papers of each Party to such arbitration proceeding, so far as they may relate to matters submitted to arbitration, shall be open to the examination of the arbitrators and the other Parties to such arbitration proceeding prior to the hearing.

31.03 The parties submit themselves for the resolution of any controversy arising out of or in connection with this Agreement, after the Commencement Date, to the jurisdiction of the competent courts where the Leased Property is located, waving the right they may have to any other jurisdiction by reason of their present or future domiciles.

                                  MISCELLANEOUS

SECTION 32

32.01 In case any one or more of the provisions contained in this agreement shall for any reason be held to be invalid, illegal, void, or unenforceable, such provision shall not affect any other provision of the agreement, and this agreement shall be construed as if such invalid, illegal or unenforceable provision had never been included in the agreement.

32.02 In the event of dispute between the parties hereto, the responsible party will pay to the prevailing party reasonable attorney's fees as determined by the competent court.

32.03 Time is of the essence of this agreement.


Executed in multiple counterparts this 1st day of October of 1998.


                          [SIGNATURES ON THE NEXT PAGE]



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

LESSOR:  PARQUES INDUSTRIALES AMISTAD ALIANZAS, S.A. DE C.V.

                  /s/ Marco Ramon Aguirre
         --------------------------------------------
BY:               MR. MARCO RAMON AGUIRRE
ITS:              PRESIDENT


AND


                  /s/ Jesus Maria Ramon Aguirre
         --------------------------------------------
BY:               MR. JESUS MARIA RAMON AGUIRRE
ITS:              VICE-PRESIDENT



LESSEE:  G C W MEXICO, S.A. DE C.V.


                  /s/ Edward Kittredge
         --------------------------------------------
BY:               MR. EDWARD KITTREDGE
ITS:              CHAIRMAN OF THE BOARD



WITNESS                                              WITNESS

/s/ Claudia Valdez Saenz                  /s/ Jay Cope
--------------------------------          ---------------------------------
PRINT NAME: Claudia Valdez Saenz          PRINT NAME: Jay Cope
ADDRESS: _______________________          ADDRESS: ________________________




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